Exhibit 10.2

                              AMENDED AND RESTATED
                                OPTION AGREEMENT


         This AMENDED AND RESTATED OPTION AGREEMENT, dated as of April 13, 2005 (this "Agreement"), is entered into among Boston Scientific Corporation, a Delaware corporation ("Parent"), Nemo I Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), and Berger Family Enterprises, a Utah family limited partnership ("Stockholder").

         WHEREAS, on October 29, 2003, the parties hereto entered into the original Option Agreement (the "Original Option Agreement"), and the parties hereto wish to amend and restate the Original Option Agreement in its entirety as follows;

         WHEREAS, as of the date of this Agreement, Stockholder owns beneficially and of record the shares (the "Owned Shares") and options (the "Stock Options") to purchase shares as set forth on Schedule I attached hereto (such Owned Shares and Stock Options, collectively, the "Stockholder's Equity") of common stock, par value $.001 per share ("Common Stock"), of Rubicon Medical Corporation, a Delaware corporation (the "Company");

         WHEREAS, pursuant to an agreement dated July 17, 2003 (the "Term Sheet") among Parent, the Company, Stockholder, Richard J. Linder ("Linder") and David B. Berger ("Berger"), Parent purchased 2,000,000 shares of the Company's Common Stock for $2 million in cash (the "First Equity Investment");

         WHEREAS, Parent, Purchaser and the Company entered into a transaction agreement, originally dated as of October 29, 2003, as amended as of September 30, 2004 (the "Original Transaction Agreement"), and further amended and restated as of the date hereof (the "Transaction Agreement"; capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Transaction Agreement), pursuant to which, among other things, as of the date of the Original Transaction Agreement, Parent purchased, and the Company issued to Parent, 1,090,147 shares of Series A Convertible Preferred Stock for $15 million in cash, which are convertible into such number of shares of Common Stock that, when aggregated with the Common Stock issued pursuant to the First Equity Investment, shall constitute 18% of the Common Stock on a Fully Diluted Basis as of the date of issuance of the Series A Convertible Preferred Stock;

         WHEREAS, as a condition to the willingness of Parent and Purchaser to enter into the Original Transaction Agreement, Parent and Purchaser have requested that Stockholder agree, and, in order to induce Parent and Purchaser to enter into the Original Transaction Agreement, Stockholder agreed (i) to grant an option to Parent and Purchaser to purchase the Stockholder's Equity for a cash purchase price (the "Purchase Option") and (ii) that Parent may require Stockholder, in lieu of selling its Stockholder's Equity to Parent or Purchaser as described in clause (i), to tender its Owned Shares into the Offer (as defined below) in exchange for, at the option of Parent or Purchaser, either cash or shares of common stock of Parent, par value $0.01 per share ("Parent Common Stock") (such option, the "Offer Option") (the Purchase Option and the Offer Option, collectively, the "Options");

         WHEREAS, in the event the Purchase Option is exercised, as soon as practicable after the closing of the acquisition by Purchaser of the Stockholder's Equity pursuant to the exercise of the Purchase Option, Purchaser shall, in accordance with the terms of the Transaction Agreement, commence a cash tender offer (the "Cash Tender Offer") to acquire all of the issued and outstanding shares of Common Stock upon the terms and subject to the conditions of the Transaction Agreement and the Cash Tender Offer; and

         WHEREAS, in the event the Offer Option is exercised, as soon as practicable after Purchaser gives written notice to each of Stockholder, Linder, Berger and Richard J. and Marla A. Linder Family Limited Partnership, a Utah family limited partnership (collectively, the "Controlling Stockholders"), of its exercise of the Offer Option, Purchaser shall commence an exchange offer or the Cash Tender Offer (either such exchange offer or the Cash Tender Offer, as the case may be, the "Offer") to acquire all of the issued and outstanding shares of Common Stock upon the terms and subject to the conditions of the Transaction Agreement and the Offer.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Transaction Agreement, the parties hereto agree as follows:

                                   ARTICLE I
                               THE PURCHASE OPTION

SECTION 1.01. Grant of the Purchase Option. Stockholder hereby grants to Parent and Purchaser an exclusive and irrevocable option to purchase the Stockholder's Equity, payable in an amount of cash equal to $0.79 per share of Common Stock, and, subject to the provisions of Section 1.03, with respect to each Stock Option, the positive difference between $0.79 and the price per share of Common Stock for which such Stock Option is exercisable (the "Cash Purchase Price") (the Cash Purchase Price, together with any rights to receive additional consideration pursuant to Section 5.03 of the Transaction Agreement, the "Purchase Option Consideration").

SECTION 1.02. Exercise of the Purchase Option. Provided that (a) to the extent necessary, any applicable waiting periods (and any extension thereof) under the HSR Act with respect to the exercise of the Purchase Option shall have expired or been terminated and (b) no preliminary or permanent injunction or other order, decree or ruling issued by any Governmental Authority prohibiting the exercise of the Purchase Option or the delivery of Stockholder's Equity shall be in effect, Parent or Purchaser may exercise the Purchase Option at any time during the Option Period with respect to all of the Stockholder's Equity. To exercise the Purchase Option, Parent or Purchaser shall give written notice (the date of such notice being herein called the "Notice Date") to Stockholder specifying a place and date (not later than one Business Day following the Notice Date) for closing such purchase (the "Closing"). Subject to the delivery by Stockholder of the documents described in Section 1.04(b), the Closing of the Purchase Option shall occur as promptly as practicable following the Notice Date; provided that if the conditions set forth in clause (a) or (b) of the first sentence of this Section 1.02 have not been satisfied, Parent or Purchaser may extend the date for the Closing (the "Purchase Option Closing Date") as necessary for the satisfaction of the conditions set forth in clause (a) or (b) of the first sentence of this Section 1.02 up to but not exceeding the date that is 180 days following the Notice Date, after which all rights of Parent and Purchaser to acquire the Stockholder's Equity in accordance with this Section
1.02 shall terminate.

SECTION 1.03. Vested Options. Stockholder agrees to exercise, upon written notice from Parent or Purchaser, Stockholder's vested Stock Options upon the earliest date permitted by the relevant Stock Option Plan. All Stockholder's Equity resulting from the exercise of such vested options automatically shall become subject to the Purchase Option that may be exercised by Parent or Purchaser pursuant to the terms of Section 1.02. Nothing herein shall preclude Stockholder from exercising Stockholder's vested Stock Options prior to receipt of notice from Purchaser, and the Stockholder's Equity resulting from such independent exercise automatically shall become subject to the Options which may be exercised by Parent or Purchaser pursuant to the terms of this Agreement.

SECTION 1.04. Payment for and Delivery of Certificates. If Parent or Purchaser elects to exercise the Purchase Option, at the Closing, (a) Parent or Purchaser shall pay the Purchase Option Consideration for the Stockholder's Equity by wire transfer in immediately available funds equal to the Cash Purchase Price to an account designated by Stockholder by written notice to Parent or Purchaser and
(b) Stockholder shall deliver to Purchaser (i) a stock certificate or certificates evidencing the Owned Shares, (ii) a certificate of a duly authorized officer of Stockholder certifying that the representations and warranties of Stockholder contained in this Agreement are true and correct as of the Closing as if made on the Purchase Option Closing Date, (iii) a certificate of a duly authorized officer of the Company certifying on behalf of the Company (with no liability to such officer individually in the absence of fraud or gross negligence) that the representations and warranties of the Company in the Transaction Agreement that are qualified as to materiality or Company Material Adverse Effect are true and correct and the representations and warranties that are not so qualified are true and correct in all material respects, in each case as if such representations and warranties were made as of the Purchase Option Closing Date, and (iv) written evidence, satisfactory to Parent, of the cancellation of the Stock Options. All such stock certificates evidencing shares of the Common Stock delivered pursuant to this Section 1.04 shall be duly endorsed in blank, or with appropriate stock powers, duly executed in blank, attached thereto, in proper form for transfer, with the signature of Stockholder thereon guaranteed, and with all applicable taxes paid or provided for.

                                   ARTICLE II
                                THE OFFER OPTION

SECTION 2.01. Tender of the Owned Shares Pursuant to the Offer Option. If Parent elects to exercise the Offer Option, Stockholder agrees to tender and sell (and not withdraw prior to termination or expiration of the Offer or the termination of the Transaction Agreement) its shares of Common Stock and to comply with the provisions of Section 5.01 of the Transaction Agreement regarding its Stock Options pursuant to and in accordance with the terms of the Offer and the Transaction Agreement, as each may be amended from time to time.

SECTION 2.02. Exercise of the Offer Option. Parent or Purchaser may exercise the Offer Option at any time during the Option Period with respect to all of the Owned Shares by giving written notice to Stockholder stating that Parent or Purchaser is exercising the Offer Option. If Parent or Purchaser exercises the Offer Option, the Offer will be commenced in accordance with the terms and conditions of the Transaction Agreement.

                                  ARTICLE III
                            OPTION TERM; TERMINATION

SECTION 3.01. Term. Each of the Purchase Option and the Offer Option shall expire if not exercised prior to the end of the period that commences on the date of this Agreement and terminates on the calendar day following execution of the Transaction Agreement (the "Option Period").

SECTION 3.02. Termination. This Agreement shall terminate and be of no further force and effect if the Transaction Agreement is terminated in accordance with its terms.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                 OF STOCKHOLDER

         Stockholder hereby represents and warrants to Parent and Purchaser as of the date of the Original Option Agreement and as of the date of this Agreement as follows:

SECTION 4.01. Due Execution and Delivery; Enforceability. Stockholder is a family limited partnership duly organized, validly existing and in good standing under the laws of Utah and has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action, and no other proceedings on the part of Stockholder are necessary to authorize this Agreement or consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Stockholder and, assuming due authorization, execution and delivery by Parent and Purchaser, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor rights and general equitable and public policy principles.

SECTION 4.02. No Conflicts; Required Filings and Consents(a) . (a) The execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not, (i) conflict with or violate the family limited partnership agreement or by-laws or equivalent organizational documents of Stockholder, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.02(b) of this Agreement have been made, conflict with or violate any Law applicable to Stockholder or by which any property or asset of Stockholder is bound or affected or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any property or asset of Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or any property or asset of Stockholder is bound or affected, except, with respect to clause (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or materially delay consummation of the transactions contemplated herein or otherwise prevent or materially delay Stockholder from performing its obligations under this Agreement.

(b) The execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the HSR Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the transactions contemplated herein, or otherwise prevent Stockholder from performing its obligations under this Agreement.

SECTION 4.03. Title to Shares. If Parent or Purchaser consummates the acquisition of Stockholder's Equity pursuant to the Purchase Option or the Offer Option, at the Closing, Stockholder shall deliver good and valid title to the Stockholder's Equity free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, rights of first offer, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. Stockholder has full right, power and authority to sell, transfer and deliver the Stockholder's Equity pursuant to this Agreement. The Stockholder's Equity constitutes all the securities of the Company owned of record or beneficially by Stockholder on the date of this Agreement.

                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES OF
                              PURCHASER AND PARENT

         Purchaser and Parent hereby represent and warrant to Stockholder as of the date of the Original Option Agreement and as of the date of this Agreement as follows:

SECTION 5.01. Due Organization, Etc. Each of Purchaser and Parent is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Purchaser and, assuming due authorization, execution and delivery by Stockholder, constitutes a legal, valid and binding obligation of each of Parent and Purchaser, enforceable against each of Parent and Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor rights and general equitable and public policy principles.

SECTION 5.02. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of either Parent or Purchaser, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 5.02(b) of this Agreement have been made, conflict with or violate any Law applicable to Parent or Purchaser or by which any property or asset of either of them is bound or affected or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any property or asset of Parent or Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Purchaser is a party or by which Parent or Purchaser or any property or asset of either of them is bound or affected, except, with respect to clause
(iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or materially delay consummation of the transactions contemplated herein or otherwise prevent or materially delay Parent and Purchaser from performing their obligations under this Agreement.

         (b) The execution and delivery of this Agreement by Parent and Purchaser does not, and the performance of this Agreement by Parent and Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the HSR Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the transactions contemplated herein, or otherwise prevent Parent or Purchaser from performing their obligations under this Agreement.

SECTION 5.03. Investment Intent. The purchase of the Stockholder's Equity from Stockholder pursuant to the Purchase Option is for the account of Purchaser for the purpose of investment, not as a nominee or agent, and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

                                   ARTICLE VI
                          TRANSFER AND VOTING OF SHARES

SECTION 6.01. Transfer of Shares. From the date of the Original Option Agreement to the expiration of the Option Period, and except as otherwise provided herein, Stockholder shall not (a) sell, pledge, hypothecate or otherwise dispose of any of the Stockholder's Equity, (b) deposit the Owned Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Owned Shares or grant any proxy with respect thereto or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any Stockholder's Equity.

SECTION 6.02. Voting of Shares; Further Assurances. From the date of the Original Option Agreement, Stockholder agrees to cause the Owned Shares to be voted as follows: (i) against any proposal for any recapitalization, merger, sale of assets or other business combination between the Company and any person or entity (other than the Transactions) or any other action or agreement that
(x) would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Transaction Agreement,
(y) could result in any of the conditions to the Company's obligations under the Transaction Agreement not being fulfilled or (z) could otherwise impair the ability of Parent or Purchaser to exercise any of the Options and (ii) in favor of any other matter relating to consummation of the Transactions. From the date of the Original Option Agreement, Stockholder further agrees to cause such Owned Shares to be voted in accordance with the foregoing. Stockholder acknowledges receipt and review of a copy of the Transaction Agreement.

         (b) If Parent or Purchaser shall exercise any of the Options in accordance with the terms of this Agreement, Stockholder shall, without additional consideration, execute and deliver further transfers, assignments, endorsements, consents and other instruments as Parent or Purchaser may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the Transaction Agreement, including the transfer of any and all of the Stockholder's Equity to Purchaser.

         (c) Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Parent and Purchaser the power to carry out the provisions of this Agreement, including, without limitation, causing all certificates representing the Owned Shares to bear, until the expiration of the Options granted with respect to the Stockholder's Equity, in a conspicuous place the following legend:

                  THE SHARES REPRESENTED BY THE WITHIN CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE AMENDED AND RESTATED OPTION AGREEMENT, DATED AS OF APRIL 13, 2005, AMONG BOSTON SCIENTIFIC CORPORATION, NEMO I ACQUISITION, INC. AND THE REGISTERED HOLDER OF THE WITHIN CERTIFICATE.

                                  ARTICLE VII
                              ADDITIONAL AGREEMENTS

SECTION 7.01. Rescission of Purchase Option. If (a) Parent or Purchaser shall have exercised and consummated the Purchase Option and (b) the Company shall have terminated the Transaction Agreement pursuant to Section 11.01(d) thereof other than clause (Z) of Section 11.01(d), upon the written request of all of the Controlling Stockholders, Parent or Purchaser shall rescind the Purchase Option and transfer the Stockholder's Equity to Stockholder in exchange for and upon receipt of all of the Purchase Option Consideration from Stockholder that Parent or Purchaser previously paid to Stockholder for the Stockholder's Equity; provided that such rescission and transfer shall not be effected by Parent or Purchaser unless all of the Controlling Stockholders comply with Section 7.01 of their respective amended and restated option agreements.

SECTION 7.02. Equal Treatment of Stockholders. If Parent or Purchaser exercises either the Purchase Option or the Offer Option, as the case may be, as to one Controlling Stockholder, Parent or Purchaser shall exercise the same form of Option as to all other Controlling Stockholders, except with respect to the price to be paid for the Stockholder's Equity, which shall be as set forth in each Amended and Restated Option Agreement entered into among Parent, Purchaser and each Controlling Stockholder.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

SECTION 8.01. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this
Section 8.01):

                  if to Parent or Purchaser:

                           Boston Scientific Corporation
                           One Boston Scientific Place
                           Natick, Massachusetts  01760-1537
                           Facsimile No:  (508) 650-8951
                           Attention:  Chief Financial Officer

                  with a copy to:

                           Boston Scientific Corporation
                           One Boston Scientific Place
                           Natick, Massachusetts  01760-1537
                           Facsimile No:  (508) 650-8960
                           Attention:  Assistant General Counsel

                           Shearman & Sterling LLP
                           599 Lexington Avenue
                           New York, New York  10022
                           Facsimile No:  (212) 848-8966
                           Attention:   Clare O'Brien

                  if to Stockholder:

                           Berger Family Enterprises
                           c/o Rubicon Medical Corporation
                           2064 West Alexander Street
                           Salt Lake City, Utah  84119

                  with a copy to:

                           Sheppard, Mullin, Richter & Hampton LLP
                           650 Town Center Drive, 4th Floor
                           Costa Mesa, California  92626
                           Facsimile No:  (714) 513-5130
                           Attention:  R. Marshall Tanner, Esq.

SECTION 8.02. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 8.03. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Options is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Options be consummated as originally contemplated to the fullest extent possible.

SECTION 8.04. Entire Agreement. This Agreement and the Transaction Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, including the Term Sheet, the Original Option Agreement and the Original Transaction Agreement. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Parent and Purchaser may assign all or any of their rights and obligations hereunder to any affiliate of Parent.

SECTION 8.05. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 8.06. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

SECTION 8.07. Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

SECTION 8.08. Amendments. This Agreement may not be amended except by an instrument in writing signed by Parent, Purchaser and Stockholder.

SECTION 8.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware state or federal court sitting in Wilmington, Delaware. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in Wilmington, Delaware for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Options may not be enforced in or by any of the above-named courts.

SECTION 8.10. Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Options. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Options, as applicable, by, among other things, the mutual waivers and certifications in this Section 8.10.

SECTION 8.11. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                [Remainder of this page left blank intentionally]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                      BOSTON SCIENTIFIC CORPORATION


                                      By: /s/ James R. Tobin
                                      ------------------------------------------
                                      Name: James R. Tobin
                                      Title: President & Chief Executive Officer


                                      NEMO I ACQUISITION, INC.


                                      By: /s/ Vance Brown
                                      ------------------------------------------
                                      Name: Vance Brown
                                      Title: Assistant Secretary


                                      BERGER FAMILY ENTERPRISES


                                      By: /s/ David B. Berger
                                      ------------------------------------------
                                      Name: David B. Berger
                                      Title: General Partner

                                   SCHEDULE I




       Stockholder                   Owned Shares           Stock Options
       -----------                   ------------           -------------
Berger Family Enterprises             21,281,113                  0